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                   AMENDMENT TO "TRANSFER AGENCY AGREEMENT"
                    AND "FUND SUB-ADMINISTRATION AGREEMENT"

                               BETWEEN MAS FUNDS
                  AND UNITED STATES TRUST COMPANY OF NEW YORK

                    BOTH AGREEMENTS DATED NOVEMBER 18, 1993

         This Amendment is between United States Trust Company of New York and MAS Funds with respect to the Transfer Agency Agreement ("Transfer Agency Agreement") and the Fund Sub-Administration Agreement ("Administration Agreement"), which are hereby amended as follows:

Pursuant to Section 13 ("Amendments") of the Transfer Agency Agreement, Schedule B is hereby amended by the addition of the following Portfolios:

                                  SCHEDULE B

                Listing of Portfolios Subject to this Agreement

         24.      Multi-Asset Class
         25.      Intermediate Duration Fixed Income
         26.      Advisory Foreign Fixed Income
         27.      Mid Cap Value
         28.      Emerging Markets
         29.      Advisory Mortgage

Pursuant to Section 14 ("Amendments") of the Administration Agreement, Schedule A is hereby amended by the addition of the following Portfolios:

                                  SCHEDULE A

                Listing of Portfolios Subject to this Agreement

         24.      Multi-Asset Class
         25.      Intermediate Duration Fixed Income
         26.      Advisory Foreign Fixed Income
         27.      Mid Cap Value
         28.      Emerging Markets
         29.      Advisory Mortgage

In all other respects, the Transfer Agency Agreement and the Administration Agreement are confirmed and shall continue to be effective.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officer thereunto duly authorized as of this ___ day of August, 1995. This Amendment will be effective as of _________, 1995.

UNITED STATES TRUST                              MAS FUNDS
COMPANY OF NEW YORK

By:  /s/ Donald P. Hearn                         By: /s/ James D. Schmid
-------------------------                        ------------------------------
Title:  Chairman                                 Title:  President